FILED
IN  THE  OFFICE  OF  THE
SECRETARY  OF  STATE  OF  THE
STATE  OF  NEVADA
NOV  12,  1992

                               ARTICLES OF MERGER
                               ------------------

                        MEDGAIN INTERNATIONAL CORPORATION
                             (a Nevada corporation)
                                      into
                      NATIONAL HEALTH & SAFETY CORPORATION
                             (a Nevada corporation)
                           (the surviving corporation)

     The undersigned, for the purpose of effecting a merger of two Nevada corporations pursuant to the laws of the State of Nevada, do hereby declare and certify that the facts stated herein are true:

                                    ARTICLE I
                                OUTLINE OF MERGER

     1.01     National  Health  &  Safety  Corporation  was  formed  as a Nevada
              ----------------------------------------
corporation on August 26, 1986, by filing with the Secretary of State under the name P.R. Stocks, Inc. The name was changed by amendment to National Health & Safety Corporation on February 26, 1992.

     1.02     MedGain  International  Corporation  was  formed  as  a  Nevada
              -----------------------------------
corporation  on  August  17,  1992,  by  filing  with  the  Secretary  of State.

     1.03     Surviving Corporation. The surviving corporation in this merger is
              ---------------------
National  Health  &  Safety  Corporation.

     1.04     Approval of Stockholders.  That the approval of the Plan of Merger
              -------------------------
by the stockholders of the respective corporations is not required by the articles of incorporations or the by-laws of either corporation. Nevertheless, National Health & Safety Corporation held a duly noticed meeting on September 23, 1992, at the hour of 9:00 A.M., at which there were 155,811 shares represented by shareholders present or by proxy out of total of 214,412 issued and outstanding. The proposal to merge MedGain International Corporation into National Health & Safety Corporation and change the name of the latter to MedGain International Corporation was presented to the shareholders and was approved with 154,611 shares being voted in favor, 1,200 shares abstaining, and no shares being voted in opposition.

     1.05     Approval  of  Directors.  That  the  plan  of Merger has been duly
              -----------------------
adopted  by  the respective boards of directors of each of the two corporations.

     1.06     Plan  of  Merger.  The entire plan of merger, duly executed, is on
              -----------------
file for examination or inspection at the registered office of the surviving corporation, or, in the alternative, a copy of said plan will be furnished upon request and without cost to stockholders.

                                   ARTICLE II
                                      NAME

     Article I of the Articles of Incorporation of National Health & Safety Corporation, as amended, are further amended to change the name of the corporation to:

                        MedGain International Corporation


                                   ARTICLE III
                            EFFECTIVE DATE OF MERGER

     The merger of the corporations as set out herein shall take effect upon filing of these Articles of Merger with the Secretary of State for the State of Nevada.

     IN WITNESS WHEREOF, we have hereunto set out hands this 16th day of October, 1992.

                              NATIONAL  HEALTH  &  SAFETY CORPORATION
                              (A  Nevada  Corporation)

                              /s/  John  T.  Bauman
                              ____________________________
                              John  T.  Bauman,  President

                              /s/  James  Katzaroff
                              ____________________________
                              James  Katzaroff,  Secretary

STATE  OF  CALIFORNIA  )
COUNTY  OF  ORANGE     )  ss.


     On  this  16th day of October, 1992, personally appeared before me a Notary
Public, John T. Bauman, who acknowledged to me that he executed the foregoing document.
                              /s/  Sue  Allard
                              _________________
                              Notary  Public

STATE  OF  WASHINGTON  )
COUNTY  OF  BEUTON     )  ss.

     On this 22nd day of October, 1992, personally appeared before me, a Notary Public, James Kataroff, who acknowledged to me that he executed the foregoing document.

                              /s/  Kelly  M.Cox
                              __________________
                              Notary  Public